SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ]    Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2)).
[ ]    Definitive proxy statement.
[X]    Definitive additional materials.
[ ]    Soliciting material under Rule 14a-12.

                              Wachovia Corporation
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)    Title of each class of securities to which transaction applies:
       (2)    Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)    Proposed maximum aggregate value of transaction:
       (5)    Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                                             Date: July 11, 2001

The proposed merger of First Union and Wachovia will be submitted to First Union's and Wachovia's shareholders for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed merger between First Union and Wachovia and any other relevant documents filed with the SEC because they contain important information. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, from First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782), or from Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (866-883-0789).

The information presented below may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation: (i) statements about the benefits of the merger between First Union Corporation and Wachovia Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to First Union's and Wachovia's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of First Union's and Wachovia's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of First Union's and Wachovia's shareholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause First Union's and Wachovia's results to differ materially from those described in the forward-looking statements can be found in First Union's and Wachovia's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Union or Wachovia or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. First Union and Wachovia do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

ON JULY 11, 2001, WACHOVIA ANNOUNCED SECOND QUARTER 2001 EARNINGS. THE FOLLOWING IS THE TEXT OF THE EARNINGS ANNOUNCEMENT WITH SUPPLEMENTAL TABLES

EARNINGS ANNOUNCEMENT                                          WACHOVIA
--------------------------------------------------------------------------------
                                                         Wachovia Corporation
                                                         Atlanta, GA 30383
                                                         Winston-Salem, NC 27150



For Additional Information:

Robert S. McCoy, Jr.
Vice Chairman and
Chief Financial Officer, 336-732-5926

Marsha L. Smunt
Investor Relations, 336-732-5788                                  July 11, 2001


               Wachovia Announces Second Quarter Financial Results
                      Operating Earnings Per Share of $1.22

         Wachovia Corporation (NYSE: WB) today announced second quarter operating earnings of $1.22 per diluted share compared with $.70 per diluted share a year earlier. Operating net income, which excludes nonrecurring charges, was $252.7 million compared with $143.3 million for the second quarter of 2000. Year earlier results were impacted by an after tax charge of $130 million to increase the allowance for loan losses. Operating net income from continuing operations, which excludes the results of the credit card business and nonrecurring charges, was $230.8 million for the second quarter of 2001 compared with $104.5 million a year ago. Wachovia expects to complete the sale of its consumer credit card business later this month.

         "We are pleased to report higher than expected revenues in a period of soft economic growth," said L.M. Baker Jr., chairman and chief executive officer. "This performance clearly demonstrates the focus of Wachovia employees in serving customers and building a firm foundation for the proposed merger of equals with First Union. During the period, we also maintained diligent expense control and continued to take prudent and aggressive actions to mitigate credit risk and strengthen loan loss reserves."

Wachovia Corporation (WB)                          Second Quarter                                   First Six Months
                                    ----------------------------------------------    ----------------------------------------------
                                     Operating Earnings   Continuing Operations(1)     Operating Earnings   Continuing Operations(1)
                                    --------------------- ------------------------    --------------------- ------------------------

Financial Summary (2)                    2001        2000        2001     2000          2001        2000        2001         2000
-----------------                        ----        ----        ----     ----          ----        ----        ----         ----
Operating net income ($ millions)       $252.7      $143.3      $230.8    $104.5       $505.2      $407.8      $458.2       $326.3
Operating earnings per diluted share     $1.22        $.70       $1.11      $.51        $2.44       $2.00       $2.21        $1.60
Total revenue ($ millions) (3)        $1,146.0    $1,119.2      $983.8    $938.0     $2,276.1    $2,218.8    $1,957.4     $1,859.1

(1) excludes the results of the credit card business         (3)  includes taxable equivalent net interest income and other operating revenue
(2)  excludes nonrecurring charges

                                   -Continued-

       Reported net income was $245.1 million or $1.18 per diluted share for the second quarter compared with $137.6 million or $.67 per diluted share a year ago. Continuing operations, excluding the consumer credit card business, had earnings of $223.2 million or $1.08 per diluted share for the quarter compared with $98.7 million or $.48 per diluted share for the same period of 2000. Included in reported pretax earnings were merger-related charges of $11.7 million relating to Wachovia's acquisition of Republic Security Bank and the proposed merger of equals with First Union. Second quarter 2000 reported pretax earnings included $8.9 million in merger-related charges.

       Total revenues, excluding securities gains, rose $26.8 million from the second quarter of 2000 and were up $15.9 million from the first quarter. The net yield on interest earning assets was 3.97 percent as compared with 4.22 percent in the second quarter of 2000 and 3.93 percent in the first quarter. Average loans rose $4.5 billion or 8.7 percent from the second quarter of 2000, with strong growth in commercial and residential real estate as well as other retail loans that exceeded declines in the commercial and credit card portfolios.

       During the quarter, Wachovia took advantage of the lower rate environment by realizing gains on securities transactions. These gains offset the increased provision for loan losses resulting from aggressive actions to reduce credit exposures and strengthen reserves. The provision for loan losses was $215.7 million for the second quarter compared with $121.5 million in the first quarter. At June 30, 2001, the allowance for loan losses represented 1.60 percent of outstanding loans, compared with 1.50 percent at the end of the first quarter. Nonperforming loans were down $30 million from March 31, 2001, to $380 million at June 30, 2001. Net loan losses of $160.1 million for the second quarter were above the $118.7 million reported in the first quarter, in part reflecting loan sales. As a percentage of average loans outstanding, net loan losses were 1.13 percent for the second quarter 2001 compared with .85 percent in the first quarter.

       Operating expense, excluding nonrecurring charges, increased modestly from the second quarter of 2000 and first quarter 2001.

       Wachovia will hold a conference call to discuss these results on July 11, 2001, at 10 a.m. (Eastern Time). The call will be available via the Internet at www.wachovia.com/investor/earnings.asp or by calling 719-457-2637. Replays of the conference call will be available from 2 p.m. July 11 until midnight July 18 at the same Internet address or by phone (719-457-0820, access code 730974).

       This news release contains forward-looking statements regarding Wachovia Corporation. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. A discussion of factors that could cause actual results to differ materially from those expressed in the forward-looking statements is included in Wachovia's filings with the Securities and Exchange Commission.

       Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed merger between First Union and Wachovia and any other relevant documents filed with the SEC because they contain important information. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, from First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782), or from Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (866-883-0789).

Additional information can be found in the Investor Relations section of Wachovia's Web site at www.wachovia.com/investor.

W A C H O V I A   C O R P O R A T I O N   A N D   S U B S I D I A R I E S

FINANCIAL SUMMARY

                                                       Quarter Ended                                 Six Months Ended
                                                          June 30                                         June 30
                                        --------------------------------------------   -----------------------------------------
                                                                            Percent                                     Percent
                                           2001            2000            Variance            2001           2000     Variance
                                        ------------   -------------  --------------   -------------  -------------  -----------
SELECTED AVERAGE
BALANCES
(millions)
Total assets                               $ 75,031        $ 69,466             8.0        $ 74,419       $ 68,610          8.5
Loans - net of unearned income               56,680          52,133             8.7          56,172         51,342          9.4
Securities                                    8,820           8,407             4.9           8,903          8,401          6.0
Other interest-earning assets                 1,301           1,241             4.8           1,263          1,243          1.6
Total interest-earning assets                66,801          61,781             8.1          66,338         60,986          8.8
Interest-bearing deposits                    37,049          35,663             3.9          36,392         35,268          3.2
Short-term borrowed funds                     9,918           8,621            15.0          10,056          8,771         14.7
Long-term debt                               10,300           8,851            16.4          10,509          8,466         24.1
Total interest-bearing liabilities           57,267          53,135             7.8          56,957         52,505          8.5
Noninterest-bearing deposits                  8,460           8,373             1.0           8,363          8,346          0.2
Total deposits                               45,509          44,036             3.3          44,755         43,614          2.6
Shareholders' equity                          6,528           5,833            11.9           6,484          5,760         12.6

CREDIT QUALITY DATA
(thousands)
Nonperforming assets                       $401,735        $298,716            34.5        $401,735       $298,716         34.5
Nonperforming loans                         379,774         283,577            33.9         379,774        283,577         33.9
Net loan losses                             160,128          72,958           119.5         278,845        146,283         90.6
Net loan losses excluding credit
  cards                                      85,509          22,585           278.6         146,447         43,156        239.3
Allowance for loan losses                   906,674         799,351            13.4         906,674        799,351         13.4
Nonperforming assets to total
  loans and foreclosed property                 .71%            .56%                            .71%           .56%
Annualized net loan losses to
  average loans                                1.13             .56                             .99            .57
Annualized net loan losses to
  average loans excluding
  credit cards                                  .66             .19                             .57            .19
Allowance for loans losses to
  total loans                                  1.60            1.50                            1.60           1.50
Allowance for loan losses coverage
  of nonperforming loans                       2.39 x          2.82 x                          2.39 x         2.82 x

SELECTED FINANCIAL DATA AT PERIOD-END
(millions, except per share data)
Total assets                                                                                $74,828       $ 70,811          5.7
Interest-earning assets                                                                      66,467         63,244          5.1
Loans - net of unearned income                                                               56,739         53,152          6.7
Deposits                                                                                     44,278         42,586          4.0
Shareholders' equity                                                                          6,455          5,936          8.7
Shareholders' equity to total assets                                                           8.63%          8.38%
Risk-based capital ratios:
  Tier I capital                                                                                7.3  (1)       7.4
  Total capital                                                                                11.2  (1)      11.1
Per share:
  Book value                                                                                $ 31.75       $  29.20          8.7
  Common stock closing price (NYSE)                                                         $ 71.15       $  54.25         31.2
Common shares outstanding (thousands)                                                       203,323        203,267


(1)  Estimated

W A C H O V I A   C O R P O R A T I O N   A N D   S U B S I D I A R I E S

FINANCIAL SUMMARY

                                                        Quarter Ended                                  Six Months Ended
                                                           June 30                                          June 30
                                    -----------------------------------------------  ---------------------------------------------
                                                                         Percent                                          Percent
                                           2001              2000        Variance           2001              2000       Variance
                                    ----------------  ---------------   -----------  ----------------  ----------------  ---------
SUMMARY OF OPERATIONS
(thousands, except per share data)
Interest income -
  taxable equivalent                     $1,277,865       $1,334,665          (4.3)       $2,636,724        $2,589,323        1.8
Interest expense                            617,446          685,729         (10.0)        1,337,801         1,311,590        2.0
                                    ----------------  ---------------                ----------------  ----------------
Net interest income -
  taxable equivalent                        660,419          648,936           1.8         1,298,923         1,277,733        1.7
Taxable equivalent adjustment                 7,325            9,554         (23.3)           15,988            18,855      (15.2)
                                    ----------------  ---------------                ----------------  ----------------
Net interest income                         653,094          639,382           2.1         1,282,935         1,258,878        1.9
Provision for loan losses                   215,720          273,365         (21.1)          337,220           347,031       (2.8)
                                    ----------------  ---------------                ----------------  ----------------
Net interest income after
  provision for loan losses                 437,374          366,017          19.5           945,715           911,847        3.7
Other operating revenue                     485,572          470,299           3.2           977,158           941,098        3.8
Securities gains (losses)                    97,180               59                         106,256               226
                                    ----------------  ---------------                ----------------  ----------------
Total other income                          582,752          470,358          23.9         1,083,414           941,324       15.1
Personnel expense                           351,022          335,491           4.6           685,695           679,372        0.9
Merger-related charges                       11,670            8,872                          11,670            17,030
Litigation settlement charge                      -                -                               -            20,000
Restructuring charge                              -                -                          13,152                 -
Other expense                               278,193          286,928          (3.0)          562,090           552,867        1.7
                                    ----------------  ---------------                ----------------  ----------------
Total other expense                         640,885          631,291           1.5         1,272,607         1,269,269        0.3
Income before income taxes                  379,241          205,084          84.9           756,522           583,902       29.6
Applicable income taxes                     134,128           67,513          98.7           269,317           201,624       33.6
                                    ----------------  ---------------                ----------------  ----------------
Net income                                $ 245,113        $ 137,571          78.2         $ 487,205         $ 382,278       27.4
                                    ================  ===============                ================  ================

Net income per common share:
  Basic                                      $ 1.19            $ .68          75.0            $ 2.37            $ 1.89       25.4
  Diluted                                    $ 1.18            $ .67          76.1            $ 2.35            $ 1.87       25.7
Cash dividends paid per
   common share                               $ .60            $ .54          11.1            $ 1.20            $ 1.08       11.1
Average basic shares
  outstanding                               205,595          202,728           1.4           205,827           202,596        1.6
Average diluted shares
  outstanding                               207,123          204,572           1.2           207,345           204,392        1.4
PERFORMANCE RATIOS
(averages)
Annualized net yield on
  interest-earning assets                      3.97%            4.22%                           3.95%             4.21%
Annualized return on assets                    1.31              .79                            1.31              1.11
Annualized return on
  shareholders' equity                        15.02             9.43                           15.03             13.27
Overhead ratio                                55.92            56.40                           55.91             57.20
OPERATING PERFORMANCE (1)
Net income                                $ 252,698        $ 143,337          76.3         $ 505,239         $ 407,847       23.9
Net income per diluted
  common share                               $ 1.22            $ .70          74.3            $ 2.44            $ 2.00       22.0
Annualized return on assets                    1.35%             .83%                           1.36%             1.19%
Annualized return on
  shareholders' equity                        15.49             9.83                           15.59             14.16
Overhead ratio                                54.91            55.61                           54.82             55.54
CASH-BASIS FINANCIAL
  INFORMATION (1), (2)
Net income                                $ 275,496        $ 162,566          69.5         $ 548,322         $ 444,155       23.5
Net income per diluted
  common share                               $ 1.33            $ .79          68.4            $ 2.64            $ 2.17       21.7
Annualized return on assets                    1.50%             .95%                           1.50%             1.32%
Annualized return on
  shareholders' equity                        21.50            13.84                           21.22             19.02
Overhead ratio                                52.46            53.48                           52.49             53.52

(1) Excludes the effects of merger-related, litigation settlement and restructuring charges
(2) Excludes the effects of purchase accounting-related intangibles

 W A C H O V I A   C O R P O R A T I O N   A N D   S U B S I D I A R I E S
 DISCONTINUED OPERATIONS



 ---------------------------------------------------
        CONSUMER CREDIT CARD BUSINESS
              PRESENTED AS DISCONTINUED OPERATIONS
 ---------------------------------------------------


The following schedules have been prepared in accordance with Generally Accepted Accounting Principles to present Wachovia's consumer credit card business as discontinued operations.

                                                                         ------------------------------------------------
W A C H O V I A  C O R P O R A T I O N  A N D  S U B S I D I A R I E S       CONSUMER CREDIT CARD BUSINESS
FINANCIAL SUMMARY                                                               PRESENTED AS DISCONTINUED OPERATIONS
                                                                         ------------------------------------------------

                                                   Quarter Ended                                   Six Months Ended
                                                      June 30                                           June 30
                                     -----------------------------------------  -----------------------------------------------
                                                                      Percent                                          Percent
                                      2001             2000          Variance           2001             2000         Variance
                                     -----------  ---------------- -----------  ----------------   ---------------  -----------
SUMMARY OF OPERATIONS
(thousands, except per share data)
Interest income -
  taxable equivalent                 $1,139,462        $1,167,899        (2.4)      $ 2,349,465        $2,260,720          3.9
Interest expense                        566,794           613,129        (7.6)        1,225,235         1,171,107          4.6
                                     -----------  ----------------              ----------------   ---------------
Net interest income -
  taxable equivalent                    572,668           554,770         3.2         1,124,230         1,089,613          3.2
Taxable equivalent adjustment             7,325             9,554       (23.3)           15,988            18,855        (15.2)
                                     -----------  ----------------              ----------------   ---------------
Net interest income                     565,343           545,216         3.7         1,108,242         1,070,758          3.5
Provision for loan losses               143,809           223,169       (35.6)          210,373           244,212        (13.9)
                                     -----------  ----------------              ----------------   ---------------
Net interest income after
  provision for loan losses             421,534           322,047        30.9           897,869           826,546          8.6
Other operating revenue                 411,125           383,215         7.3           833,185           769,455          8.3
Securities gains (losses)                97,180                59                       106,256               226
                                     -----------  ----------------              ----------------   ---------------
Total other income                      508,305           383,274        32.6           939,441           769,681         22.1
Personnel expense                       338,599           321,485         5.3           660,225           650,937          1.4
Merger-related charges                   11,670             8,872                        11,670            17,030
Litigation settlement charge                  -                 -                             -            20,000
Restructuring charge                          -                 -                        13,152                 -
Other expense                           235,362           231,946         1.5           470,927           454,719          3.6
                                     -----------  ----------------              ----------------   ---------------
Total other expense                     585,631           562,303         4.1         1,155,974         1,142,686          1.2
Income from continuing operations
  before income tax expense             344,208           143,018       140.7           681,336           453,541         50.2
Income tax expense                      121,030            44,287       173.3           241,207           152,843         57.8
                                     -----------  ----------------              ----------------   ---------------
Income from continuing operations       223,178            98,731       126.0           440,129           300,698         46.4
Income from discontinued operations
  (net of income tax)                    21,935            38,840       (43.5)           47,076            81,580        (42.3)
                                     -----------  ----------------              ----------------   ---------------
NET INCOME                            $ 245,113         $ 137,571        78.2         $ 487,205         $ 382,278         27.4
                                     ===========  ================              ================   ===============

Net income per common share -
  continuing operations
  Basic                                  $ 1.09             $ .49       122.4            $ 2.14            $ 1.48         44.6
  Diluted                                $ 1.08             $ .48       125.0            $ 2.12            $ 1.47         44.2
Net income per common share:
  Basic                                  $ 1.19             $ .68        75.0            $ 2.37            $ 1.89         25.4
  Diluted                                $ 1.18             $ .67        76.1            $ 2.35            $ 1.87         25.7
Cash dividends paid per
   common share                           $ .60             $ .54        11.1            $ 1.20            $ 1.08         11.1
Average basic shares
  outstanding                           205,595           202,728         1.4           205,827           202,596          1.6
Average diluted shares
  outstanding                           207,123           204,572         1.2           207,345           204,392          1.4
PERFORMANCE RATIOS
(averages)
Annualized net yield on
  interest-earning assets                  3.69%             3.92%                         3.67%             3.90%
Annualized return on assets (2)            1.27               .61                          1.26               .95
Annualized return on
  shareholders' equity (2)                14.50              7.27                         14.41             11.20
Overhead ratio                            59.53             59.95                         59.06             61.47
OPERATING PERFORMANCE
  EXCLUDING NONRECURRING
  ITEMS (1)
Net income                            $ 230,763         $ 104,497       120.8         $ 458,163         $ 326,267         40.4
Net income per diluted
  common share                           $ 1.11             $ .51       117.6            $ 2.21            $ 1.60         38.1
Annualized return on assets (2)            1.31%              .65%                         1.32%             1.03%
Annualized return on
  shareholders' equity (2)                14.99              7.70                         15.00             12.15
Overhead ratio                            58.34             59.00                         57.79             59.47

(1) Excludes the effects of nonrecurring merger-related, litigation settlement and restructuring charges
(2) Computed as income from continuing operations divided by assets and equity attributable to continuing operations

                                                                            ------------------------------------------------
W A C H O V I A  C O R P O R A T I O N  A N D  S U B S I D I A R I E S          CONSUMER CREDIT CARD BUSINESS
FINANCIAL SUMMARY                                                                   PRESENTED AS DISCONTINUED OPERATIONS
                                                                            ------------------------------------------------


                                                     Quarter Ended                                 Six Months Ended
                                                        June 30                                        June 30
                                      ------------------------------------------  ----------------------------------------------
                                                                        Percent                                         Percent
                                          2001           2000          Variance             2001             2000      Variance
                                      --------------  -----------  -------------  ---------------  ---------------  ------------
SELECTED AVERAGE
BALANCES
(millions)
Total assets                               $ 70,613     $ 64,792            9.0         $ 70,042         $ 63,911           9.6
Loans - net of unearned income               52,225       47,451           10.1           51,762           46,586          11.1
Securities                                    8,744        8,323            5.1            8,823            8,331           5.9
Other interest-earning assets                 1,286        1,206            6.6            1,247            1,214           2.7
Total interest-earning assets                62,255       56,980            9.3           61,832           56,131          10.2
Interest-bearing deposits                    37,049       35,663            3.9           36,392           35,268           3.2
Short-term borrowed funds                     6,845        5,376           27.3            7,014            5,504          27.4
Long-term debt                                8,983        7,460           20.4            9,205            7,066          30.3
Total interest-bearing liabilities           52,877       48,499            9.0           52,611           47,838          10.0
Noninterest-bearing deposits                  8,460        8,373            1.0            8,363            8,346           0.2
Total deposits                               45,509       44,036            3.3           44,755           43,614           2.6
Shareholders' equity                          6,528        5,833           11.9            6,484            5,760          12.6

CREDIT QUALITY DATA
(thousands)
Nonperforming assets                       $400,515     $297,472           34.6         $400,515         $297,472          34.6
Nonperforming loans                         378,554      282,333           34.1          378,554          282,333          34.1
Net loan losses                              85,717       22,762          276.6          146,998           43,464         238.2
Allowance for loan losses                   756,768      644,445           17.4          756,768          644,445          17.4
Nonperforming assets to total
  loans and foreclosed property                 .77%         .61%                            .77%             .61%
Annualized net loan losses to
  average loans                                 .66          .19                             .57              .19
Allowance for loans losses to
  total loans                                  1.45         1.33                            1.45             1.33
Allowance for loan losses coverage
  of nonperforming loans                       2.00 x       2.28 x                          2.00 x           2.28 x

SELECTED FINANCIAL DATA AT PERIOD-END
(millions, except per share data)
Total assets                                                                            $ 70,303         $ 66,172           6.2
Interest-earning assets                                                                   61,832           58,491           5.7
Loans - net of unearned income                                                            52,160           48,522           7.5
Deposits                                                                                  44,278           42,586           4.0
Shareholders' equity                                                                       6,455            5,936           8.7
Shareholders' equity to total assets                                                        9.18%            8.97%
Risk-based capital ratios:
  Tier I capital                                                                             7.3(1)           7.4
  Total capital                                                                             11.2(1)          11.1
Per share:
  Book value                                                                            $  31.75         $  29.20           8.7
  Common stock closing price (NYSE)                                                     $  71.15         $  54.25          31.2
Common shares outstanding (thousands)                                                    203,323          203,267

(1)  Estimated